EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF T.B. WOOD'S SONS COMPANY

1. Name. The name of the Corporation is T.B. WOOD'S SONS COMPANY.

2. Location. The location and post office address of the registered office of the Corporation in this Commonwealth is 440 North Fifth Avenue, Chambersburg, Pennsylvania 17201.

3. Purpose. The Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania and shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under such Business Corporation Law, including but not limited to manufacturing, processing and research and development.

4. Term of Existence. The term for which the Corporation is to exist is perpetual.

5. Capital Stock. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 2,500,000 shares of Common Stock, par value $.10 per share.

Microfilm Number ____________ 9544-1252 Filed with the Department of State on JUN 13 1995

Entity Number 394660

[signature]

Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

DSCB:15-1915 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. §1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is: T. B. Wood's Sons Company

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) 440 North Fifth Avenue, Chambersburg, PA 17201 Franklin
Number and Street City State Zip County

(b) c/o: ____________
Name of Commercial Registered Office Provider County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law

4. The date of its incorporation is: January 4, 1906

5. (Check, and if appropriate complete, one of the following):

X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

____ The amendment shall be effective on: ____________ at ____________
Date Hour

6. (Check one of the following):

____ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. §1914(a) and (b).

x The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. §1914(c).

7. (Check, and if appropriate complete, one of the following):

x The amendment adopted by the corporation, set forth in full, is as follows:

The corporation's name shall be changed from T. B. Wood's Sons Company to TB Wood's Incorporated.

____ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. (Check if the amendment restates the Articles):

____ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

JUN 13 95

9539-1253

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 12 day of ~~May~~ June, 199 5.

T. B. Wood's Sons Company
(Name of Corporation)

BY: Dan H. Allen
(Signature)

TITLE: V.P. FINANCE